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                                                                   EXHIBIT 99.J2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report of the twenty portfolios of MAS Funds, which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights which appears in the September 30, 1999 Annual Report of the Advisory Foreign Fixed Income Portfolio and the Advisory Mortgage Portfolio of MAS Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, MA
January 29, 2001